Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 6, 2025	Richard Young
richard.j.young@verizon.com
973-943-7209

Katie Magnotta
katie.magnotta@verizon.com
201-602-9235

Verizon Announces CEO Transition

Board of Directors Appoints Independent Lead Director and Former CEO of PayPal, Dan Schulman, as Chief Executive Officer

Hans Vestberg to Serve as Special Advisor Through October 4, 2026 and Member of the Board of Directors until the 2026 Annual Meeting

Mark Bertolini, Appointed Chairman of the Board of Directors

Company Reiterates Full-Year 2025 Financial Guidance

NEW YORK, NY – Verizon Communications Inc. (NYSE, NASDAQ: VZ) today announced that its Board of Directors has appointed Independent Lead Director and former Chief Executive Officer of PayPal Holdings Inc. Dan Schulman as Chief Executive Officer, effective immediately. Mark Bertolini has been elected Chairman of the Verizon Board of Directors. Mr. Vestberg will serve as Special Advisor through October 4, 2026, during which time he will be focused on ensuring a smooth transition including the integration with Frontier Communications, which is expected to close in the first quarter of 2026. Mr. Vestberg will also remain on the Board of Directors until the 2026 Annual Meeting.

“The Board is thrilled to have Dan as Verizon’s next CEO, and embark on a new chapter of growth and sector leadership,” said Verizon Board Chair Mark Bertolini. “Dan is a seasoned and decisive leader with a unique set of experiences, and a proven record of transformative leadership and operational excellence. He is the right leader to chart Verizon’s next phase of increased customer focus and financial growth.”

Mr. Bertolini continued, “Hans Vestberg has been an extraordinary leader for Verizon, leading a new era of network investment and creating an innovative culture. Our company is better for his passion and vision. Having created a network that is unmatched and with the upcoming close of the Frontier transaction, the Board and Hans discussed that now is the right time for a CEO transition. On behalf of the entire Board, we thank Hans for his outstanding service to all of Verizon’s stakeholders.”

Mr. Schulman brings to Verizon a unique combination of financial and operational leadership experience with large public companies, and deep expertise in the telecommunications, technology, and financial sectors. In his most recent role as the CEO of PayPal Holdings, Inc., Mr. Schulman led the company’s successful transformation to a global payments platform, tripling revenue from $8B to $30B, growing EPS five-fold and adding hundreds of millions of new customers to the PayPal platform around the globe. During his career, Mr. Schulman has held senior leadership roles at AT&T, Priceline, Virgin Mobile and American Express, driving significant change and growth. Mr. Schulman has served on the Verizon Board of directors since 2018 and was elected lead independent director in December 2024.

“I believe in Verizon and its future, and I am honored to be chosen to serve as CEO,” said Mr. Schulman. “Verizon is at a critical juncture. We have a clear opportunity to redefine our trajectory, by growing our market share across all segments of the market, while delivering meaningful growth in our key financial metrics. We are going to maximize our value propositions, reduce our cost to serve, and optimize our capital allocation to delight our customers, and deliver sustainable long-term growth for our shareholders. I want to thank Hans for his remarkable leadership and all he has contributed to Verizon. I deeply appreciate his friendship and support in this transition. I look forward to working with our employees, our regulators, our partners, and the Board to do the hard work it takes to regain our leadership in our sector across mobility and broadband.”

“Over the last eight years, I’ve had the privilege of working alongside some of the most talented and dedicated people in the industry, and together we’ve built a network that truly connects people to what matters most. As the Board and I discussed, with the pending acquisition of Frontier, it is a good time to pass the baton to Dan. I do this with immense pride and deep gratitude. Verizon’s future is in excellent hands, and I’ll be cheering the team on every step of the way,” said Mr. Vestberg.

Mr. Vestberg is the architect of Verizon’s 5G network strategy, which powers and empowers how Verizon customers live, work and play. Under Mr. Vestberg’s leadership, Verizon was first in the world to 5G and it has since expanded the 5G network nationally for mobility and home internet and business services. Mr. Vestberg has executed transformational investments that have set Verizon up for success, including the purchase of C-Band spectrum to power the company’s 5G leadership and the pending $20 billion acquisition of Frontier Communications, which is a cornerstone of Verizon’s broadband expansion strategy.

In connection with today’s announcement, Verizon reiterated its previously provided financial guidance for full-year 2025. Verizon will now report its third quarter 2025 earnings on October 29, 2025.

About Verizon

Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $134.8 billion in 2024. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

Forward Looking Statements

In this presentation we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors’ use of, developments in technology, including artificial intelligence, and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors’ provisioning of products or services, including as a result of geopolitical factors, natural disasters or extreme weather conditions; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; the impact of public health crises on our business, operations, employees and customers; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to consummate the proposed acquisition of Frontier Communications Parent, Inc. and obtain cost savings, synergies and other anticipated benefits within the expected time period or at all.